Exhibit 99.1

Salary.com Announces CEO Transition

NEEDHAM, Mass. – February 22, 2010 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand talent management, payroll, and compensation solutions, today announced that Kent Plunkett has announced his resignation as chief executive officer, effective immediately. Mr. Plunkett will continue to serve as chairman of the board. Salary.com also announced that its board of directors has appointed Paul R. Daoust as interim chief executive officer while it conducts a formal search for a permanent chief executive officer.

Kent Plunkett stated, “I am incredibly proud of what the people who built Salary.com have achieved since we founded the company over 10 years ago. Salary.com is recognized as the global leader in compensation management data and software, and our emerging suite of SaaS-based human capital management solutions is in a strong competitive position. We have recorded 35 consecutive quarters of revenue growth and I remain optimistic about the company’s long term growth potential.” Plunkett added, “It is time for me to step aside and provide the opportunity for fresh leadership to serve Salary.com’s amazing customers and employees. I am highly confident in Paul’s leadership of the company’s executive transition plan and believe that Salary.com has a very strong foundation for our next chief executive to grow the company to the next level.”

Paul Daoust is a recognized leader in the human resources industry with over forty years of operating experience, and he has been a member of the Salary.com board of directors since 2006. Daoust previously spent 28 years with Watson Wyatt Worldwide, one of the world’s largest human resource consulting firms. For five of those years, Daoust served as chief operating officer and contributed to the doubling of Watson Wyatt’s revenue and a tripling of its profits. After his career at Watson Wyatt, Daoust served as chief executive officer of HighRoads, Inc., a privately-held, technology-enabled solutions company providing benefits lifecycle management. After four years as chief executive officer, Daoust transitioned to non-executive chairman in 2005 and he continues to serve HighRoads in that role. Daoust also currently serves on various boards in the human capital industry.

Robert Trevisani, Salary.com’s lead director stated, “The board of directors would like to thank Kent for his lifetime worth of contributions to Salary.com. His passion and dedication have helped the company evolve into a market leader in on-demand Human Resource solutions. The Board is confident that with Paul joining as interim chief executive officer, Salary.com has the leadership in place that will enable the company to continue prospering while it searches for its next permanent chief executive officer.”

About Salary.com, Inc.

Salary.com™ is a leading provider of on-demand talent management, payroll, and compensation solutions helping businesses and individuals manage pay and performance. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: payroll, benefits, HR administration, market pricing, compensation planning, performance management, competency management, learning and development, and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset — their people. For more information, visit www.salary.com.

SLRY-F

SOURCE: Salary.com

Company Contact:

Bryce Chicoyne

Salary.com

(781) 851-8000

Investor Contact:

Garo Toomajanian

ICR, LLC

(781) 851-8540

ir@salary.com

Safe Harbor Statement

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future performance and growth, including expectations of financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, the continued impact of the recent global economic recession and uncertainty in the information technology spending environment, risks associated with possible fluctuations in our operating results and rate of growth, integration and performance of acquired businesses, our history of operating losses, our ability to successfully execute the transition of our CEO, the possibility that we will not achieve GAAP profitability or our expectations for Non-GAAP net loss, our ability to maintain and expand our customer base and product and service offerings, interruptions or delays in our service or our Web hosting, our business model, our ability to continue to obtain compensation data, breach of our security measures, the emerging market in which we operate, our ability to hire, retain and motivate our employees and manage our growth, our ability to generate additional revenues from our investments in sales and marketing, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, our ability to effectively protect our intellectual property and not infringe on the intellectual property of others, fluctuations in the number of shares outstanding and general economic factors, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended March 31, 2009 and Form 10-Q for the quarter ended September 30, 2009. Salary.com expressly disclaims any obligation to update any forward-looking statements.